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EXHIBIT (10)


                              TRINOVA CORPORATION
                   1989 NON-EMPLOYEE DIRECTORS' EQUITY PLAN


1. General Purpose of the Plan. The purpose of the TRINOVA Corporation 1989 Non-Employee Directors' Equity Plan is to promote the interests of TRINOVA Corporation and its shareholders by (i) attracting, retaining and motivating top caliber Directors; (ii) strengthening the mutuality of interest between Directors and the Company's shareholders; and (iii) enabling Directors to participate in the long-term success of the business.

2. Definitions. For purposes of the Plan, the following terms shall have the defined meanings as set forth below:

       2.1 "Award" means an award of Common Shares that (i) is subject to restrictions under Section 6 below, (ii) consists of such number of Common Shares as have an aggregate Fair Market Value, determined without regard to any restrictions, on date of grant of $25,000 rounded upward to the nearest 10 shares, and (iii) is made without any cash payment therefore.

       2.2 A "Beneficial Owner" of Voting Shares is any Person who would be deemed to beneficially own such Voting Shares within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rules or regulations thereto.

       2.3   "Board" means the Board of Directors of the Company.

       2.4 A "Change in Control" shall have occurred if any of the following events occur:

             (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Shares immediately prior to such transaction;

             (ii) If the Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Shares immediately prior to such sale;


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             (iii)  There is a report filed on Schedule 13D or Schedule 14D-1
                    (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any Person has become the Beneficial Owner of 20% or more of the Voting Shares;

             (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or
                    Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

             (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

             Notwithstanding the foregoing provisions of Section 2.4(iii) or 2.4(iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of Voting Shares, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

       2.5 "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

       2.6 "Common Shares" means the Common Shares, $5.00 par value, of the Company.

       2.7 "Company" means TRINOVA Corporation, a corporation organized under the laws of the State of Ohio (or any successor corporation).


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       2.8   "Disability" means long-term disability as determined under rules and procedures similar to those that apply in the Company's Long-Term Disability Plan then in effect.

       2.9 "Eligible Director" means a person who is an incumbent, non-employee member of the Board at the time the Plan is initially approved by the shareholders or who is elected a non-employee member of the Board subsequent to that date.

       2.10 "Fair Market Value" means the closing price of the Company's Common Shares on the New York Stock Exchange on the date specified. The closing price shall be determined from the "NYSE-Composite Transactions" list printed in The Wall Street Journal or any equivalent publication.

       2.11 "Participant" means a non-employee Director who has been granted an Award under the Plan.

       2.12 "Person" means any "person," as the term "person" is used and defined in Section 14(d)(2) of the Exchange Act, and any "affiliate" or "associate" of any such person, as the terms "affiliate" and "associate" are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Plan.

       2.13 "Plan" means the TRINOVA Corporation 1989 Non-Employee Directors' Equity Plan, as may be amended from time to time.

       2.14 "Restricted Shares" means Common Shares that are subject to restrictions under Section 6 below, during the period such shares remain subject to such restrictions.

       2.15 "Restriction Period" means the five-year period, commencing on the date of the Award, described in Section 6(d)(ii) of the Plan during which Restricted Shares awarded to a Participant are subject to the restrictions imposed by and pursuant to the Plan.

       2.16 "Retirement" means retirement from active service as a member of the Board.

       2.17 "Voting Shares" means all outstanding securities of the Company entitled to vote generally in the election of Directors of the Company at the time in question.

3. Administration. The Plan, to the extent possible, shall be self-administering. To the extent necessary, the Plan shall be administered by the Organization and Compensation Committee, or any successor committee of the Board appointed by the Board. The Committee shall also adopt, amend and rescind rules and regulations for the administration of the Plan; construe and interpret the Plan, the rules and regulations; and make all other determinations necessary or desirable for the administration of the Plan.



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4.     Common Shares Subject to Plan.  The total number of Common Shares reserved and available for transfer pursuant to Awards made under the Plan shall be 25,000 shares. Such shares shall consist of treasury shares. If any Restricted Shares that have been awarded are forfeited, such shares shall again be available for transfer as Restricted Shares in connection with future Awards made under the Plan.

       Substitutions or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number of Restricted Shares outstanding under the Plan in the event of (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, recapitalization or other change in the capital structure of the Company; or (b) any merger consolidation, separation, reorganization, partial or complete liquidation; or (c) any other corporate transaction or event having an effect similar to the foregoing. Such substitutions or adjustments shall be made by and to the extent that the Committee, in its sole discretion, exercised in good faith, determines is necessary or desirable to avoid enlargement or dilution. The Committee's decision shall be final, binding and conclusive. No fractional Restricted Share shall be issued or authorized by reason of any such substitution or adjustment.

5. Eligibility. Only Directors who are not employees of the Company will be granted Awards under the Plan. Any Director to whom an Award of Restricted Shares is made who thereafter becomes an employee of the Company shall cease to be eligible for any further grants of Awards while an employee, but shall not, by reason of becoming an employee, cease to be eligible to retain the Restricted Shares theretofore awarded to him or her subject, however, to the terms and conditions of the Plan.

6. Terms of Restricted Shares. Awards of Restricted Shares shall be granted under the Plan as follows, subject to the terms and conditions set forth below.

       (a) Timing of Awards. Subject to shareholder approval of the Plan and Awards made hereunder to such persons, each person who is an Eligible Director on the effective date of the Plan, shall receive an Award on such date. During the term of the Plan, (i) each person who thereafter becomes an Eligible Director shall receive an Award on the date of his or her initial election as a Director, and (ii) additional Awards shall be made on the date of each Eligible Director's re-election to the Board which most nearly coincides with the fifth anniversary of his or her prior Award.

       (b) Share per Award. The number of Restricted Shares awarded to each Eligible Director in accordance with Section 6(a) will be determined by dividing $25,000 by the Fair Market Value of the Common Shares on the date of the Award, and rounding the resultant number upward to the nearest 10 shares. The Fair Market Value of the Common Shares will be determined without regard to any restrictions imposed by the Plan.

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       (c)   Certificates and Restrictions.  The prospective recipient of a
             Restricted Share Award shall not have any rights with respect to the Restricted Shares which are the subject of such Award, unless and until (i) such recipient has executed an agreement, in form provided by the Committee ("Restricted Share Award Agreement"), evidencing the Award, and agreeing to the terms and conditions of the restrictions of the Plan; (ii) has delivered a fully executed copy of such Agreement to the Company; and (iii) has otherwise complied with the applicable terms and conditions of such Award. Each Award shall be subject to the following terms and conditions:

             (i) Awards of Restricted Shares must be accepted within a period of 30 days after the Award date, by executing a Restricted Share Award Agreement.

             (ii) During the Restriction Period specified in Section 6(d)(ii), beneficial ownership of and legal title to the Restricted Shares shall be in the Participant, subject, however, to the risk of forfeiture, specified in Section 6(d)(i). Consequently, except as provided in Section 6(d), the Participant shall have, with respect to the Restricted Shares, all the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends (cash or other). However, Common Share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued, and for the remaining period applicable to the latter Restricted Shares.

             (iii) Following receipt by the Company of the Restricted Share Award Agreement duly executed by the Eligible Director, each such Eligible Director receiving an Award of Restricted Shares shall be issued a stock certificate in respect of such Restricted Shares, to thereby evidence the transfer of ownership in such Restricted Shares by the Company to the Director as a Participant. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

             (iv) The stock certificates shall be held in escrow by the Company until the restrictions thereon lapse, or the Restricted Shares are forfeited by the Participant under the terms and conditions of the Plan. The retention by the Company of the stock certificate in escrow shall be as security to protect its contingent residual rights in the event of a forfeiture of the Restricted Shares by the Participant.


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             (v)    Upon termination of the Participant's membership on the
                    Board that results in forfeiture of the Restricted Shares, ownership by the Participant of the Restricted Shares that is forfeited shall immediately terminate without any further action by the Company or the Committee, and without further action, ownership of all right, title and interest in the Restricted Shares shall revert to the Company.

       (d) Restrictions and Conditions. The Restricted Shares awarded pursuant to Section 6 shall be subject to the following restrictions and conditions:

             (i) Except as otherwise provided in, and subject to the applicable provisions of the Restricted Share Award Agreement and the provisions in this Section 6, all shares still subject to restrictions shall be forfeited upon termination of a Participant's service as a member of the Board during the Restriction Period.

             (ii) Commencing with the date of any Award made under the Plan, all Common Shares shall be subject to restrictions for a five-year period ("Restriction Period"). However, restrictions on one-fifth of the Restricted Shares which were the subject of an Award shall lapse on each subsequent annual anniversary of the date of the Award, provided that prior to such anniversary, the Participant has not forfeited such Restricted Shares.

                    Notwithstanding the above, restrictions on all Restricted Shares owned by a Participant shall automatically lapse in the event of (A) death, Disability or Retirement of such Participant; (B) failure of a Participant to be re-elected as a member of the Board other than at the Participant's own request; or (C) Change in Control of the Company.

             (iii) If to the extent that such restrictions lapse with respect to any Restricted Shares, a stock certificate for the appropriate number of unrestricted Common Shares shall be promptly delivered to the Participant, subject, however, to the provisions of Section 8(a) of the Plan.

       (e) Prohibition Against Transfers, Assignments or Encumbrances. During the period any Restricted Share remains subject to the risk of forfeiture, no transfer, assignment or encumbrance of such share shall be made by the Participant. Any attempt to make any transfer, assignment or any encumbrance during the period the Restricted Share remains subject to the risk of forfeiture, shall be null and void; and no transferee, assignee or beneficiary of any encumbrance shall acquire, by reason thereof, any right, title or interest in any such Restricted Share.


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7.     Amendments and Termination.  The Board may amend or terminate the
       Plan, but no amendment or termination shall be made which would impair the rights of a Participant without the Participant's consent, or which would, without further approval by the Company's shareholders, cause transactions under the Plan to cease to qualify as exempt transactions under Rule 16b-3 of the Securities and Exchange Commission or any similar rule promulgated under the Exchange Act, increase the maximum number of shares subject to this Plan, or change the class of Directors eligible for participation under this Plan.

8.     General Provisions.

       (a) The Company may require each person acquiring Common Shares pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the Common Shares without a view to distribution thereof. The certificates for any Common Shares acquired under the Plan may include any legend which the Company deems appropriate to reflect any restrictions on transfer. All certificates for Common Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable Federal or state securities law; and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

       (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Director any right to continue to be a Director.

       (c) No member of the Board, nor any officer or employee of the Company acting on behalf of the Board or the Company, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan; and all members of the Board and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

9. Effective Date. The Plan shall become effective on April 20, 1989 if the Plan is approved on that date by the affirmative vote of the holders of the majority of outstanding Common Shares.

10. Term of Plan. No Awards shall be granted pursuant to the Plan on or after April 20, 1999, but Awards theretofore granted may extend beyond that date.



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11.    Tax Withholding.  Any compensation income realized or recognized by a
       Participant with respect to (a) Restricted Shares transferred under this Plan or (b) the lapse of any restrictions, shall be subject to withholding by the Company of income or other taxes required by Federal, state, local or foreign law. The Committee may require the Participant to make arrangements satisfactory to the Committee to satisfy the Company's obligation, if any, to withhold any tax with respect to the compensation income realized by the Participant.